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                                                                    EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Janus Capital Group Inc. of our report dated February 26, 2004 relating to the financial statements of DST Systems, Inc., which appears in the DST Systems, Inc.'s 2003 Annual Report to Shareholders, which is incorporated by reference in DST Systems, Inc. Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
June 9, 2004